Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS FOURTH QUARTER 2024 RESULTS

HERNDON, Va., February 27, 2025 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended December 31, 2024.

“During 2024, we delivered strong performance consistent with our notional operating model including enrollment, revenue, and earnings growth,” said Karl McDonnell, Chief Executive Officer of Strategic Education. “We started 2025 positioned well to continue to deliver growth from the investments we've made across our diversified portfolio of education offerings.”

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Year Ended December 31
•Revenue increased 7.7% to $1,219.9 million compared to $1,132.9 million in 2023. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 7.8% to $1,220.9 million in 2024 compared to $1,132.9 million in 2023. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $155.6 million or 12.8% of revenue, compared to $95.3 million or 8.4% of revenue in 2023. Adjusted income from operations, which is a non-GAAP financial measure, was $157.3 million in 2024 compared to $124.6 million in 2023. The adjusted operating income margin, which is a non-GAAP financial measure, was 12.9% compared to 11.0% in 2023.
•Net income was $112.7 million in 2024 compared to $69.8 million in 2023. Adjusted net income, which is a non-GAAP financial measure, was $117.7 million compared to $89.1 million in 2023.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $233.8 million compared to $196.5 million in 2023.
•Diluted earnings per share was $4.67 compared to $2.91 in 2023. Adjusted diluted earnings per share, which is a non-GAAP financial measure, increased to $4.87 from $3.72 in 2023. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $4.87. Diluted weighted average shares outstanding increased to 24,140,000 from 23,956,000 in 2023.

Three Months Ended December 31
•Revenue increased 2.9% to $311.5 million compared to $302.7 million for the same period in 2023. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 2.7% to $310.8 million in the fourth quarter of 2024 compared to $302.7 million for the same period in 2023. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Income from operations was $36.0 million or 11.6% of revenue, compared to $54.2 million or 17.9% of revenue for the same period in 2023. Adjusted income from operations, which is a non-GAAP financial measure, was $40.4 million compared to $56.6 million for the same period in 2023. The adjusted operating income margin, which is a non-GAAP financial measure, was 13.0% compared to 18.7% for the same period in 2023.
•Net income was $25.3 million compared to $39.1 million for the same period in 2023. Adjusted net income, which is a non-GAAP financial measure, was $30.8 million compared to $40.4 million for the same period in 2023.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $60.1 million compared to $74.4 million for the same period in 2023.
•Diluted earnings per share was $1.05 compared to $1.63 for the same period in 2023. Adjusted diluted earnings per share, which is a non-GAAP financial measure, decreased to $1.27 from $1.68 for the same period in 2023. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, was $1.26. Diluted weighted average shares outstanding increased to 24,149,000 from 23,968,000 for the same period in 2023.
U.S. Higher Education Segment Highlights
•The U.S. Higher Education segment (USHE) is comprised of Capella University and Strayer University.
•For the fourth quarter, student enrollment within USHE increased 3.0% to 88,860 compared to 86,233 for the same period in 2023. Full-year 2024 student enrollment within USHE increased 6.4% compared to 2023.
•For the fourth quarter, FlexPath enrollment was 24% of USHE enrollment compared to 21% for the same period in 2023.
•Revenue decreased 1.5% to $214.3 million in the fourth quarter of 2024 compared to $217.6 million for the same period in 2023, driven by lower revenue per student.
•Income from operations was $17.9 million in the fourth quarter of 2024 compared to $32.9 million for the same period in 2023. The operating income margin was 8.3% compared to 15.1% for the same period in 2023.
Education Technology Services Segment Highlights
•The Education Technology Services segment (ETS) is comprised primarily of Enterprise Partnerships, Sophia Learning, and Workforce Edge.
•For the fourth quarter, employer affiliated enrollment was 30.2% of USHE enrollment compared to 27.7% for the same period in 2023. Full-year 2024 employer affiliated enrollment was 29.6% of USHE enrollment compared to 27.2% in 2023.
•For the fourth quarter, average total subscribers at Sophia Learning increased approximately 29% from the same period in 2023.
•As of December 31, 2024, Workforce Edge had a total of 76 corporate agreements, collectively employing approximately 3,820,000 employees.
•Revenue increased 39.3% to $30.5 million in the fourth quarter of 2024 compared to $21.9 million for the same period in 2023, driven by growth in Sophia Learning subscriptions, employer affiliated enrollment, and revenue from a new Workforce Edge employer partnership.
•Income from operations was $11.8 million in the fourth quarter of 2024 compared to $8.8 million for the same period in 2023. The operating income margin was 38.8% compared to 40.3% for the same period in 2023.

Australia/New Zealand Segment Highlights
•The Australia/New Zealand segment (ANZ) is comprised of Torrens University, Think Education, and Media Design School.
•For the fourth quarter, student enrollment within ANZ increased 3.0% to 19,825 compared to 19,252 for the same period in 2023. Full-year 2024 student enrollment within ANZ increased 4.8% compared to 2023.
•Revenue increased 5.4% to $66.7 million in the fourth quarter of 2024 compared to $63.3 million for the same period in 2023, driven by higher fourth quarter enrollment and revenue per student. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 4.3% to $66.0 million in the fourth quarter of 2024 compared to $63.3 million for the same period in 2023, driven by higher fourth quarter enrollment and revenue per student.
•Income from operations was $10.7 million in the fourth quarter of 2024 compared to $14.9 million for the same period in 2023. The operating income margin was 16.1% compared to 23.5% for the same period in 2023. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $10.3 million in the fourth quarter of 2024 compared to $14.9 million for the same period in 2023. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 15.6% compared to 23.5% for the same period in 2023.
BALANCE SHEET AND CASH FLOW

At December 31, 2024, Strategic Education had cash, cash equivalents, and marketable securities of $199.0 million and no debt outstanding under its revolving credit facility. Cash provided by operations in 2024 was $169.3 million compared to $117.1 million in 2023. Capital expenditures for 2024 were $40.6 million compared to $36.9 million in 2023.

For the fourth quarter of 2024, consolidated bad debt expense as a percentage of revenue was 4.5% compared to 3.7% of revenue for the same period in 2023.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on March 17, 2025 to shareholders of record as of March 10, 2025.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its fourth quarter 2024 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offer flexible and affordable associate, bachelor’s, master’s, and doctoral programs including the Jack Welch Management Institute at Strayer University, and non-degree web and mobile application development courses through Strayer University’s Hackbright Academy and Devmountain; 2) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; and 3) Australia/New Zealand, comprised of Torrens University, Think Education, and Media Design School that collectively offer certificate and degree programs in Australia and New Zealand. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to borrower defense to repayment applications, gainful employment, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of existing educational institutions, including Strategic Education’s acquisition of Torrens University and associated assets in Australia and New Zealand;

•the risk that the benefits of the acquisition of Torrens University and associated assets in Australia and New Zealand may not be fully realized or may take longer to realize than expected;
•the risk that the acquisition of Torrens University and associated assets in Australia and New Zealand may not advance Strategic Education’s business strategy and growth strategy;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;
•the risk that the combined company may experience difficulty integrating employees or operations;
•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2023	2024	2023	2024
Revenues	$302,702	$311,456	$1,132,924	$1,219,930
Costs and expenses:
Instructional and support costs	153,751	166,884	623,903	650,496
General and administration	92,377	104,145	384,443	412,158
Amortization of intangible assets	1,093	—	11,457	—
Merger and integration costs	209	—	1,544	—
Restructuring costs	1,048	4,405	16,256	1,648
Total costs and expenses	248,478	275,434	1,037,603	1,064,302
Income from operations	54,224	36,022	95,321	155,628
Other income	994	1,869	5,405	5,804
Income before income taxes	55,218	37,891	100,726	161,432
Provision for income taxes	16,089	12,555	30,935	48,748
Net income	$39,129	$25,336	$69,791	$112,684
Earnings per share:
Basic	$1.67	$1.08	$2.98	$4.81
Diluted	$1.63	$1.05	$2.91	$4.67
Weighted average shares outstanding:
Basic	23,367	23,370	23,403	23,406
Diluted	23,968	24,149	23,956	24,140

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$168,481	$137,074
Marketable securities	39,728	46,949
Tuition receivable, net	76,102	76,127
Other current assets	44,758	44,793
Total current assets	329,069	304,943
Property and equipment, net	118,529	111,247
Right-of-use lease assets	119,202	103,673
Marketable securities, non-current	483	14,981
Intangible assets, net	251,623	245,098
Goodwill	1,251,888	1,206,883
Other assets	54,419	62,910
Total assets	$2,125,213	$2,049,735

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,888	$101,749
Income taxes payable	2,200	2,926
Contract liabilities	92,341	89,563
Lease liabilities	24,190	22,222
Total current liabilities	209,619	216,460
Long-term debt	61,400	—
Deferred income tax liabilities	28,338	27,586
Lease liabilities, non-current	127,735	103,004
Other long-term liabilities	45,603	40,186
Total liabilities	472,695	387,236
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 24,406,816 and 24,502,385 shares issued and outstanding at December 31, 2023 and December 31, 2024, respectively	244	245
Additional paid-in capital	1,517,650	1,532,414
Accumulated other comprehensive loss	(34,247)	(88,565)
Retained earnings	168,871	218,405
Total stockholders’ equity	1,652,518	1,662,499
Total liabilities and stockholders’ equity	$2,125,213	$2,049,735

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the year ended December 31,
	2023	2024
Cash flows from operating activities:
Net income	$69,791	$112,684
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of property and equipment	(2,136)	—
Gain on early termination of operating leases, net	(141)	(6,166)
Amortization of deferred financing costs	557	674
Amortization of investment discount/premium	(65)	(290)
Depreciation and amortization	57,313	44,378
Deferred income taxes	(6,322)	(150)
Stock-based compensation	19,772	25,571
Impairment of right-of-use lease assets	5,135	677
Changes in assets and liabilities:
Tuition receivable, net	(12,874)	221
Other assets	(7,631)	(11,622)
Accounts payable and accrued expenses	552	11,577
Income taxes payable and income taxes receivable	(4,688)	1,067
Contract liabilities	4,495	(2,948)
Other liabilities	(6,639)	(6,342)
Net cash provided by operating activities	117,119	169,331

Cash flows from investing activities:
Purchases of property and equipment	(36,943)	(40,580)
Purchases of marketable securities	(26,905)	(54,117)
Proceeds from marketable securities	9,800	31,025
Proceeds from sale of property and equipment	5,890	—
Proceeds from other investments	457	20
Other investments	(314)	(531)
Cash paid for acquisition, net of cash acquired	(530)	(177)
Net cash used in investing activities	(48,545)	(64,360)

Cash flows from financing activities:
Common dividends paid	(58,780)	(58,971)
Payments on long-term debt	(40,000)	(61,275)
Net payments for stock awards	(4,828)	(3,318)
Payments of deferred financing costs	—	(1,698)
Repurchase of common stock	(9,999)	(11,510)
Net cash used in financing activities	(113,607)	(136,772)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(496)	(3,468)
Net decrease in cash, cash equivalents, and restricted cash	(45,529)	(35,269)
Cash, cash equivalents, and restricted cash — beginning of period	227,454	181,925
Cash, cash equivalents, and restricted cash — end of period	$181,925	$146,656

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2023	2024	2023	2024
Revenues:
U.S. Higher Education	$217,551	$214,332	$818,953	$857,890
Australia/New Zealand	63,279	66,666	233,518	257,119
Education Technology Services	21,872	30,458	80,453	104,921
Consolidated revenues	$302,702	$311,456	$1,132,924	$1,219,930
Income from operations:
U.S. Higher Education	$32,886	$17,881	$59,628	$77,165
Australia/New Zealand	14,878	10,743	35,862	37,394
Education Technology Services	8,810	11,803	29,088	42,717
Amortization of intangible assets	(1,093)	—	(11,457)	—
Merger and integration costs	(209)	—	(1,544)	—
Restructuring costs	(1,048)	(4,405)	(16,256)	(1,648)
Consolidated income from operations	$54,224	$36,022	$95,321	$155,628

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, total costs and expenses, income from operations, operating margin, income before income taxes, net income, earnings per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA and Adjusted Diluted Earnings Per Share (EPS). We define Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) amortization and depreciation expense related to intangible assets and software assets associated with the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (2) integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (4) income/loss recognized from the Company’s investments in partnership interests and other investments, and (5) discrete tax adjustments utilizing adjusted effective income tax rates of 30.0% and 27.5% for the three months ended December 31, 2023 and 2024, respectively, and adjusted effective income tax rates of 30.0% and 29.0% for the twelve months ended December 31, 2023 and 2024, respectively. To illustrate currency impacts to operating results, Adjusted Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three and twelve months ended December 31, 2024 are also presented on a constant currency basis utilizing an exchange rate of 0.65 and 0.66 Australian Dollars to U.S. Dollars, respectively, which were the average exchange rates for the same periods in 2023. We define EBITDA as net income before other income, the provision for income taxes, gains on sale of property and equipment, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (2) and (3) above. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED REVENUE, ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended December 31, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$302,702	$—	$—	$—	$—	$—	$302,702
Total costs and expenses	$248,478	$(1,093)	$(209)	$(1,048)	$—	$—	$246,128
Income from operations	$54,224	$1,093	$209	$1,048	$—	$—	$56,574
Operating margin	17.9%						18.7%
Income before income taxes	$55,218	$1,093	$209	$1,048	$108	$—	$57,676
Net income	$39,129	$1,093	$209	$1,048	$108	$(1,214)	$40,373

Earnings per share:
Diluted	$1.63						$1.68
Weighted average shares outstanding:
Diluted	23,968						23,968

		For the three months ended December 31, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$311,456	$—	$—	$—	$—	$—	$311,456
Total costs and expenses	$275,434	$—	$—	$(4,405)	$—	$—	$271,029
Income from operations	$36,022	$—	$—	$4,405	$—	$—	$40,427
Operating margin	11.6%						13.0%
Income before income taxes	$37,891	$—	$—	$4,405	$193	$—	$42,489
Net income	$25,336	$—	$—	$4,405	$193	$850	$30,784

Earnings per share:
Diluted	$1.05						$1.27
Weighted average shares outstanding:
Diluted	24,149						24,149

		For the twelve months ended December 31, 2023 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Income from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$1,132,924	$—	$—	$—	$—	$—	$1,132,924
Total costs and expenses	$1,037,603	$(11,457)	$(1,544)	$(16,256)	$—	$—	$1,008,346
Income from operations	$95,321	$11,457	$1,544	$16,256	$—	$—	$124,578
Operating margin	8.4%						11.0%
Income before income taxes	$100,726	$11,457	$1,544	$16,256	$(2,718)	$—	$127,265
Net income	$69,791	$11,457	$1,544	$16,256	$(2,718)	$(7,245)	$89,085

Earnings per share:
Diluted	$2.91						$3.72
Weighted average shares outstanding:
Diluted	23,956						23,956

		For the twelve months ended December 31, 2024 Non-GAAP Adjustments
	As Reported (GAAP)	Amortization of intangible assets(1)	Merger and integration costs(2)	Restructuring costs(3)	Loss from other investments(4)	Tax adjustments(5)	As Adjusted (Non-GAAP)
Revenues	$1,219,930	$—	$—	$—	$—	$—	$1,219,930
Total costs and expenses	$1,064,302	$—	$—	$(1,648)	$—	$—	$1,062,654
Income from operations	$155,628	$—	$—	$1,648	$—	$—	$157,276
Operating margin	12.8%						12.9%
Income before income taxes	$161,432	$—	$—	$1,648	$2,660	$—	$165,740
Net income	$112,684	$—	$—	$1,648	$2,660	$684	$117,676

Earnings per share:
Diluted	$4.67						$4.87
Weighted average shares outstanding:
Diluted	24,140						24,140
(1)Reflects amortization and depreciation expense of intangible assets and software assets acquired through the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(2)Reflects integration expenses associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(4)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(5)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing adjusted effective income tax rates of 30.0% and 27.5% for the three months ended December 31, 2023 and 2024, respectively, and adjusted effective income tax rates of 30.0% and 29.0% for the twelve months ended December 31, 2023 and 2024, respectively.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
2024 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	For the three months ended December 31, 2024			For the twelve months ended December 31, 2024
	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)	As Adjusted (Non-GAAP)	Constant currency adjustment(1)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$311,456	$(672)	$310,784	$1,219,930	$977	$1,220,907
Total costs and expenses	$271,029	$(246)	$270,783	$1,062,654	$1,292	$1,063,946
Income from operations	$40,427	$(426)	$40,001	$157,276	$(315)	$156,961
Operating margin	13.0%		12.9%	12.9%		12.9%
Income before income taxes	$42,489	$(423)	$42,066	$165,740	$(297)	$165,443
Net income	$30,784	$(300)	$30,484	$117,676	$(212)	$117,464

Earnings per share:
Diluted	$1.27		$1.26	$4.87		$4.87
Weighted average shares outstanding:
Diluted	24,149		24,149	24,140		24,140
(1)Reflects an adjustment to translate foreign currency results for the three and twelve months ended December 31, 2024 at a constant exchange rate of 0.65 and 0.66 Australian Dollars to U.S. Dollars, respectively, which were the average exchange rates for the same periods in 2023.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2023	2024	2023	2024
Revenues:
U.S. Higher Education	$217,551	$214,332	$818,953	$857,890
Australia/New Zealand	63,279	66,666	233,518	257,119
Education Technology Services	21,872	30,458	80,453	104,921
Consolidated revenues	302,702	311,456	1,132,924	1,219,930

Income from operations:
U.S. Higher Education	$32,886	$17,881	$59,628	$77,165
Australia/New Zealand	14,878	10,743	35,862	37,394
Education Technology Services	8,810	11,803	29,088	42,717
Amortization of intangible assets	(1,093)	—	(11,457)	—
Merger and integration costs	(209)	—	(1,544)	—
Restructuring costs	(1,048)	(4,405)	(16,256)	(1,648)
Consolidated income from operations	54,224	36,022	95,321	155,628

Adjustments to consolidated income from operations:
Amortization of intangible assets	1,093	—	11,457	—
Merger and integration costs	209	—	1,544	—
Restructuring costs	1,048	4,405	16,256	1,648
Total adjustments to consolidated income from operations	2,350	4,405	29,257	1,648

Adjusted income from operations by segment:
U.S. Higher Education	32,886	17,881	59,628	77,165
Australia/New Zealand	14,878	10,743	35,862	37,394
Education Technology Services	8,810	11,803	29,088	42,717
Total adjusted income from operations	$56,574	$40,427	$124,578	$157,276

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2023	2024	2023	2024
Net income	$39,129	$25,336	$69,791	$112,684
Provision for income taxes	16,089	12,555	30,935	48,748
Other income	(994)	(1,869)	(5,405)	(5,804)
Gain on sale of property and equipment	—	—	(2,136)	—
Depreciation and amortization	12,432	11,345	57,313	44,378
EBITDA (1)	66,656	47,367	150,498	200,006
Stock-based compensation	4,570	6,782	19,772	25,571
Merger and integration costs (2)	209	—	1,208	—
Restructuring costs (3)	907	4,154	17,500	1,123
Cloud computing amortization (4)	2,024	1,762	7,547	7,143
Adjusted EBITDA (1)	$74,366	$60,065	$196,525	$233,843
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects integration charges associated with the Company’s merger with Capella Education Company and the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand. Excludes $0.3 million of depreciation and amortization for the twelve months ended December 31, 2023.
(3)Reflects severance costs, asset impairment charges, gains on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $2.1 million of gain on the sale of property and equipment for the twelve months ended December 31, 2023. Excludes $0.4 million of depreciation and amortization expense for the twelve months ended December 31, 2023, and $0.2 million of depreciation and amortization expense for the three and twelve months ended December 31, 2024. Excludes $0.1 million and $0.5 million of stock-based compensation expense for the three and twelve months ended December 31, 2023, respectively, and $0.1 million and $0.3 million of stock-based compensation expense for the three and twelve months ended December 31, 2024, respectively.
(4)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.